Exhibit (b)(1)(iv)

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of December 28, 2022 (this “Amendment”), to the Credit Agreement, dated as of June 2, 2016, between Tortoise Energy Independence Fund, Inc., a Maryland corporation (the “Borrower”), and The Bank of Nova Scotia (the “Bank), as amended by Amendment No. 1, dated as of December 1, 2017, and Amendment No. 2, dated as of December 29, 2021 (the “Existing Credit Agreement”).

RECITALS

I.              Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

II.            The Borrower desires to amend the Existing Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.             The Existing Credit Agreement (other than the Exhibits thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.             Exhibit C-1 of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C hereof.

4.             Exhibit C-2 of the Existing Credit Agreement is hereby deleted in its entirety.

5.             Paragraphs 1 through 4 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)            the Bank shall have received from the Borrower either (i) a counterpart of this Amendment executed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment;

(b)            the Bank shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Amendment Effective Date, in form and substance reasonably satisfactory to the Bank (i) certifying that the Borrower’s Organization Documents have not been amended, supplemented or modified since December 29, 2021, or if so, attaching a true, correct and complete copy of each amendment, supplement or modification thereof, (ii) certifying as to the incumbency of the Borrower’s officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers, and (iii) attaching true, complete

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and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date;

(c)            the Bank shall have received a favorable written opinion (addressed to the Bank and dated the Amendment Effective Date) from external legal counsel to the Borrower in all respects acceptable to the Bank;

(d)            the Bank shall have received a new Federal Reserve Form U-1 from the Borrower, in form and substance satisfactory to the Bank;

(e)            the Bank shall have received such documents and information as the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f)            the Borrower shall have paid all reasonable and documented out-of-pocket fees and disbursements incurred by the Bank (including, without limitation, legal fees and disbursements of counsel to the Bank) in connection herewith.

6.             The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing and (2) the representations and warranties of the Borrower contained in the Amended Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

7.             In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

8.             This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

9.             Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrower, electronic images of this Amendment (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

10.           THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TORTOISE ENERGY INDEPENDENCE FUND, INC.
By:
Name:	P. Bradley Adams
Title:	Chief Executive Officer

Tortoise Energy Independence Fund, Inc. (NDP) — Amendment No. 3 to Credit Agreement

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THE BANK OF NOVA SCOTIA
By:
Name:	Aron Lau
Title:	Director

Tortoise Energy Independence Fund, Inc. (NDP) — Amendment No. 3 to Credit Agreement

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ANNEX A

CREDIT AGREEMENT

dated as of June 2, 2016

between

TORTOISE ENERGY INDEPENDENCE FUND, INC.

and

THE BANK OF NOVA SCOTIA

Prepared by:

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104-3300

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EXHIBITS:
Exhibit A	Form of Note
Exhibit B	Outline of Opinion of Counsel to the Borrower
Exhibit C~~-1~~	Form of Written ~~Variable~~ Borrowing Request
~~Exhibit C-2~~	~~Form of Written Fixed Borrowing Request~~
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Federal Reserve Form FR U-1
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Security Agreement
Exhibit H	Form of Control Agreement

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CREDIT AGREEMENT, dated as of June 2, 2016 between Tortoise Energy Independence Fund, Inc., a Maryland corporation and The Bank of Nova Scotia.

The parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1      Defined Terms

As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

“Adjusted Asset Coverage” means, as of any date, the ratio on such date of (a) Adjusted Total Net Assets to (b) the greater of (i) Adjusted Senior Debt, and (ii) one Dollar ($1).

“Adjusted Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) Daily Simple SOFR for such day plus (ii) the SOFR Adjustment, and (b) the Floor.

“Adjusted LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Senior Debt” means, as of any date, the sum (without duplication) of each of the following on such date: (a) all Senior Debt plus (b) all Financial Contract Liabilities, plus (c) all Secured Liabilities, plus (d) all Segregated Liabilities.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjusted Total Net Assets” means, as of any date (a) Total Net Assets, minus (b) the sum (without duplication) of the following: (i) the value of all Excluded Assets (but not less than zero), plus (ii) the value of all Excluded Investments (but not less than zero), plus (iii) the excess, if any, of (1) the value of all of the Borrower’s assets (other than Excluded Assets) that are subject to any Lien (other than an Ordinary Course Lien), that are segregated, or that are on deposit to satisfy margin requirements, minus (2) the sum of all Secured Liabilities (excluding, to the extent otherwise included therein, liabilities of the Borrower under the Loan Documents) and all Segregated Liabilities.

“Affected Person” means the Borrower, any subsidiary thereof, or any officer, director, Affiliate (other than another portfolio company of the Investment Adviser) or, to the Borrower’s knowledge, any employee of the Borrower or any such subsidiary, or any agent of the Borrower or any such subsidiary that will act in any capacity with respect to this Credit Agreement.

“Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) 2.0% plus the Federal Funds Effective Rate in effect on such day, or (c) 2.0% plus ~~the Overnight Eurodollar Rate~~Adjusted Daily Simple SOFR in effect on such day. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate, ~~the Overnight Eurodollar Rate~~Adjusted Daily Simple SOFR or the Prime Rate, shall be effective from and including the effective date of such change in the Federal Funds Effective Rate, ~~the Overnight Eurodollar Rate~~Adjusted Daily Simple SOFR or the Prime Rate, as applicable.

~~“Amendment No. 1 Effective Date” means the “Amendment Effective Date”, as defined by Amendment No. 1 to this Credit Agreement.~~

“Amendment ~~No. 2~~ Effective Date” means the “Amendment Effective Date”, as defined by Amendment No. ~~2~~3, dated as of December ~~29~~28, ~~2021~~2022, to this Credit Agreement.

“Anti-Corruption Law” means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), (d) the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (e) Executive Order 13224 (effective September 24, 2001).

“Applicable Accounting Principles” means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Margin” means (a) prior to the Amendment ~~No. 2~~ Effective Date, with respect to each Loan, the interest rate ~~per annum set forth from time to time in~~ margin applicable to such Loan under this Credit Agreement ~~as the applicable margin applicable to the interest rate at which such Loan accrued interest under the Loan Documents~~ and (b) on and after the Amendment ~~No. 2~~ Effective Date, a rate per annum equal to (i) with respect to each ABR Loan, 0.00%, and (ii) with respect to each ~~Fixed Rate Loan, each LIBOR~~TS Loan and each Overnight Loan, ~~1.10~~1.25%.

~~“Applicable Money Market” means the London interbank market applicable to LIBOR Loans.~~

“Applicable Rate” means, with respect to each (a) ABR Loan, the Alternate Base Rate plus the Applicable Margin, (b) ~~Fixed Rate~~TS Loan, ~~the Fixed Rate therefor~~Adjusted Term SOFR plus the Applicable Margin, (c) Existing LIBOR Loan, the Adjusted LIBO Rate plus the Applicable Margin, and (d) Overnight Loan, ~~the One-month Eurodollar Rate~~Adjusted Term SOFR plus the Applicable Margin.

“Approved Amount” means (a) in connection with any borrowing, conversion, continuation or prepayment of a ~~LIBOR~~TS Loan, $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or (b) in connection with any borrowing ~~of~~, ~~or~~ conversion ~~into, a Fixed Rate Loan, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or (c) in connection with any borrowing~~ or prepayment of any other Loan, $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

“Asset-backed Security” means a type of bond or note that is based on one or more pools of assets, or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations, collateralized mortgage obligations, and credit linked notes.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period~~ interest period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.5(d).

“Bank” means The Bank of Nova Scotia.

“Bank Loan” means a debt obligation customarily referred to as a “bank loan” other than (a) a security (as defined in the Securities Act), and (b) any participation or sub-participation in a debt obligation.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a ~~replacement of the~~ Benchmark Transition Event has occurred ~~pursuant to Section 3.5~~with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 3.5(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Bank for the applicable Benchmark Replacement Date:

(a)            Adjusted Daily Simple SOFR; or

~~“Benchmark Replacement means, for any Available Tenor:~~

~~(a) For purposes of Section 3.5(b)(i), the first alternative set forth below that can be determined by the Bank:~~

~~(i) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~

~~(ii) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 3.5(b)(i); and~~

(b)           ~~For purposes of Section 3.5(b)(ii),~~ the sum of: (~~a~~i) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been by the Bank as the replacement for such Available Tenor of such Benchmark~~ that has been selected by the Bank and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S.~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated ~~or bilateral~~ credit facilities ~~at such time;~~and (ii) the related Benchmark Replacement Adjustment.

~~provided that, if~~If the Benchmark Replacement as determined pursuant to clause (~~1~~a) or (~~2~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Bank, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            ~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of~~ a public statement or publication of information by ~~or on behalf of the administrator of the then-current Benchmark, the~~the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the ~~Federal Reserve Bank of New York~~FRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~(or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

“Board” means the Borrower’s board of directors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Tortoise Energy Independence Fund, Inc., a Maryland corporation.

“Borrowing Request” means a request in accordance with Section 2.2 ~~or Section 2.3~~ for a Loan or a conversion or continuation of a Loan and, if required in writing, in the form of Exhibit C~~-1 or C-2, as applicable~~.

~~“Breakage Event” has the meaning set forth in Section 3.7(b).~~

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with ~~a~~an Existing LIBOR Loan ~~or the determination of the One-month Eurodollar Rate or the Overnight Eurodollar Rate~~, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Change in Circumstance” means any Change in Law that shall (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or (b) impose on the Bank or ~~any Applicable Money Market~~the eurodollar market any other condition affecting this Credit Agreement or any Loan. A change in tax rates shall not be a “Change in Circumstances”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by the Bank (or, for purposes of Section 3.3(b), by any lending office of the Bank or by the Bank’s holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that for purposes of this Credit Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, all requests, rules, guidelines or directives in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, shall be deemed to have been adopted and become effective after the date hereof. A change in tax rates shall not be a “Change in Law”.

“Change of Control” means the occurrence of one or more of the following events ~~on or after the Amendment No. 1 Effective Date~~: (a) the failure of the Investment Adviser to be an Affiliate of Lovell Minnick Partners LLC, a Delaware limited liability company (the “Parent”); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of the Investment Adviser or, together with any Affiliates thereof, the Parent to any Person or group of related Persons (other than another Affiliate of the Parent) for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a “Group”); (c) the approval by the board of directors, board of trustees or other managing body of, or the holders of equity interests issued by, the Parent or the Investment Adviser of any plan or proposal for the liquidation or dissolution of the Parent or the Investment Adviser, as the case may be; or (d) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the aggregate ordinary voting power represented by the equity interests issued by the Parent.

~~“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by the Bank (or, for purposes of Section 3.3(b), by any lending office of the Bank or by the Bank’s holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that for purposes of this Credit Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, all requests, rules, guidelines or directives in~~

~~connection therewith and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, shall be deemed to have been adopted and become effective after the date hereof. A change in tax rates shall not be a “Change in Law”.~~

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as of any date, the commitment of the Bank hereunder to make Loans to the Borrower in an aggregate principal amount not exceeding $~~80,000,000~~12,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.4.

–“Commitment Fee Rate” means (a) prior to the Amendment ~~No. 2~~ Effective Date, the rate per annum set forth from time to time in this Credit Agreement at which the commitment fee payable ~~thereunder~~hereunder accrued, and (b) on and after the Amendment ~~No. 2~~ Effective Date, a rate per annum equal to (i) as of any date upon which the Loan Balance equals or exceeds 75% of the Commitment, 0.15%, and (ii) as of any other date, 0.25%.

“Commitment Termination Date” means the earlier to occur of (a) the Scheduled Commitment Termination Date and (b) such earlier date on which the Bank’s obligations to make Loans shall have otherwise terminated or been terminated in accordance herewith.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.7 and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

–“Control Agreement” has the meaning set forth in Section 5.1(g).

“Custodian” means U.S. Bank National Association, in its capacity as custodian under the Custody Agreement.

“Custody Agreement” means the Custody Agreement, dated as of July 6, 2012, by and between the Borrower and U.S. Bank National Association, in its capacity as custodian thereunder.

“Daily Simple SOFR” means, for any day~~, SOFR, with the conventions for this rate (which will include a lookback) being established by the Bank in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.~~ (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is one (1) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Delayed Settlement Loan Collateral” means, as of any date, any Investment of the Borrower in a Bank Loan with respect to which the Borrower has entered into a sale or trade and such sale or trade has not, (a) in the case of any Bank Loan trading on “par documents”, settled within fourteen (14) Business Days of the date of such sale or trade, or (b) in the case of any other Bank Loan, settled within twenty-one (21) Business Days of the date of such sale or trade.

“Dollars” or “$” refers to lawful money of the United States of America.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, so long as the Bank has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, written notice of objection to such Early Opt-in Election from the Borrower.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(a) a notification by the Bank to the Borrower that at least five (5) currently outstanding U.S. Dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in such notice and are publicly available for review), and~~

~~(b) (2) the joint election by the Bank and the Borrower to trigger a fallback from USD LIBOR.~~

“Effective Date” has the meaning set forth in Section 5.1.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Assets” means, with respect to the Borrower, (a) all commercial tort claims, cooperative interests, goods, letter-of-credit rights and letters of credit, (b) all property other than Investments, (c) all deferred organizational and offering expenses, (d) all Investments that are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles) or determined to be worthless pursuant to any applicable policy of the Borrower, and (e) all property of the Borrower in which the Bank does not have a security interest that has been perfected in accordance with the terms of, and that has the requisite priority required by, the Security Agreement.

“Excluded Investments” means as of any date and with respect to each of the following Investments (other than Excluded Assets) of the Borrower:

(a)        the excess, if any, of (i) the sum (without duplication) of (x) the aggregate Value of all Illiquid Investments, plus (y) the aggregate Value of all Level III Assets over (ii) an amount equal to 10% of Total Net Assets;

(b)        the excess, if any, of (i) the Value of all Delayed Settlement Loan Collateral over (ii) an amount equal to 5% of Total Net Assets;

(c)        the excess, if any, of (i) the Value of all Investments (other than (x) debt of the United States of America, and (y) shares in any Money Market Fund) in respect of which any single Person is the Issuer, over (ii) an amount equal to 7.5% of Total Net Assets;

(d)        after giving effect to paragraph (c) immediately above, the excess, if any, of (i) the Value of all Investments (other than (x) debt of the United States of America, and (y) shares in any Money Market Fund) in respect of which any single Person (other than, at any time, up to three (3) Persons) is the Issuer, over (ii) an amount equal to 5.0% of Total Net Assets;

(e)        the aggregate Value of (i) all Private Label Asset-backed Securities that are not rated BBB- or higher by S&P or Baa3 or higher by Moody’s, (ii) all collateralized debt obligations, and (iii) all collateralized loan obligations;

(f)        the excess, if any, of the aggregate Value of (i) all Private Label Asset-backed Securities that are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, over (ii) an amount equal to 15% of Total Net Assets;

(g)        the aggregate Value of all Investments of the Borrower in any equity security (other than shares in any Money Market Fund) that is not traded on a recognized national securities exchange;

(h)        the aggregate Value of all Investments of the Borrower in sovereign debt of any Restricted Nation or any political subdivision thereof;

(i)        the excess, if any, of (i) the aggregate Value of all Investments of the Borrower with respect to all Persons organized under the laws of any single Limited Nation, over (ii) an amount equal to 15% of Total Net Assets; and

(j)        the excess, if any, of (i) the aggregate Value of all Investments of the Borrower denominated in the official currency (other than Euros) of any single Limited Nation, over (ii) an amount equal to 15% of Total Net Assets.

“Existing LIBOR Loan” means each LIBOR Loan outstanding immediately prior to the Amendment Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with).

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Federal Funds Effective Rate” means, for any day (a “Fed Funds Rate Day”), a rate per annum ~~(expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the higher of (i) 0.0% and (ii) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank~~equal to the greater of (a) the “effective federal funds rate” for the Fed Funds Business Day immediately preceding such Fed Funds Rate Day, as published by the FRBNY, and (b) the Floor.

“Federal Reserve Form” means a Form FR U-1 duly completed by the Bank and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Bank, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

“Financial Contract” means (a) any rate, basis, commodity, currency, debt, equity or other swap or swaption, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt, equity or other futures or forward agreement, (d) any rate, basis, commodity, currency, debt, equity or other option, (e) any derivative, (f) any financial instrument whose value is derived from the value of something else, (g) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point or points in time, (h) any “swap agreement” within the meaning of Section 101(53B) of the Bankruptcy Code of the United States, (i) any foreign currency contract, repurchase agreement, reverse repurchase agreement, dollar roll, credit-linked note, indexed security, collateralized debt obligation, firm or standby commitment agreement, securities lending agreement, or when-issued contract, and (j) any other similar arrangement.

“Financial Contract Liability” means, as of any date and with respect to each Financial Contract, the liability of the Borrower in respect of such Financial Contract determined on a mark-to-market basis, provided that if for purposes of financial reporting such liability or other obligation is required to be reported by the Borrower on a notional basis, then such liability will be the notional amount of such Financial Contract.

~~“Fixed Period” has the meaning set forth in Section 2.3(a).~~

~~“Fixed Rate” means, with respect to a Fixed Rate Loan, the fixed rate of interest applicable to such Fixed Rate Loan as pursuant to Section 2.3(a).~~

~~“Fixed Rate Breakage Amount” means, with respect to any Breakage Event with respect to a Fixed Rate Loan, an amount equal to such amount as may be reasonably determined by the Bank (and the Bank agrees to endeavor to consult with the Borrower in making such determination), to be (a) the gain, if any, to the Bank arising out of such Breakage Event, determined as of the date thereof, minus (b) the positive sum, if any, of all loss, cost and expense to the Bank (other than any such loss, cost or expense relating to the loss of the anticipated Applicable Margin relating to such Fixed Rate Loan) arising out of such Breakage Event, determined as of the date thereof.~~

“Fixed Rate Loan” means ~~any Loan bearing interest based on a Fixed Rate~~an Existing LIBOR Loan or a TS Loan.

“Floating Rate Loan” means an ABR Loan or an Overnight Loan.

“Floor” means ~~the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to USD LIBOR.~~a rate of interest equal to 0.0%.

“Foreign Lender” means, in the event the Bank is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, the Bank.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“Fundamental Policies” means, collectively, (i) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Offering Document as in effect on the Effective Date and which may be changed only by a vote of a majority of the Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (ii) all policies limiting the incurrence of Indebtedness by the Borrower set forth in its Offering Document as in effect on the Effective Date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GSE” means the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association.

“GSE Asset-backed Security” means an Asset-backed Security the timely payment of interest and principal thereon when due is guaranteed by a GSE or the United States of America.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of)

such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“ICA” means the Investment Company Act of l940.

“Illiquid Investment” means, as of any date, any Investment that has any material condition to or restriction on the ability of the Borrower or any assignee to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such investment, including without limitation, with respect to each Investment other than a Bank Loan, any condition or restriction that could reasonably be expected to (i) prohibit or delay the settlement of any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) days, or (ii) require any payment (other than a nominal amount) in connection therewith, shall be deemed to be such a material condition or restriction, and in the event that the Borrower enters into any arrangement pursuant to which any Investment (other than a Bank Loan) is to be sold or otherwise transferred by the Borrower and such sale or transfer is not settled within seven (7) days, such investment shall be deemed to be an Illiquid Investment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) all Financial Contract Liabilities of such Person, (j) all obligations of such Person in respect of Senior Securities Representing Indebtedness, and (k) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means any Taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (a) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed upon the Bank (or its applicable lending office) by the jurisdiction under the laws of which the Bank (or its applicable lending office) is organized or in which its principal office is located or through which it holds the Loans or any political subdivision, taxing authority or other authority thereof or therein, (b) any taxes imposed as a result of a present or former connection between the Bank (or its applicable lending office) and the jurisdiction imposing such tax other than a connection arising solely as a result of the Bank (or its applicable lending office) having executed, delivered or performed its obligations or received payments under, or enforced, this Credit Agreement, or (c) any U.S. Federal withholding taxes imposed under FATCA.

“Indemnitee” has the meaning assigned to such term in Section 9.3(b).

“Indirect Fund” means an investment company (the “acquiring company”) that beneficially owns (a) in excess of 3.0% of the voting stock of any other investment company (other than a money market fund), (b) one or more securities, issued by another investment company (other than a money market fund), the aggregate value of which exceed 5.0% of the total assets of the acquiring company, or (c) one or more securities, issued by other investment companies (other than money market funds), the aggregate value of which exceed 10.0% of the total assets of the acquiring company.

“Interest Payment Date” means (a) with respect to each ~~ABR Loan, each Fixed~~Floating Rate ~~Loan and each Overnight~~ Loan, the last Business Day of each calendar quarter, (b) with respect to each ~~LIBOR~~Fixed Rate Loan, the last day of the Interest Period applicable to such ~~LIBOR~~Fixed Rate Loan and, in the case of a ~~LIBOR~~Fixed Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to all Loans, the Commitment Termination Date.

“Interest Period” means, with respect to ~~any LIBOR~~(a) each Existing LIBOR Loan, the interest period applicable thereto under and in accordance with this Credit Agreement as in effect immediately prior to the Amendment Effective Date and (b) each TS Loan, the period commencing on the date of the making of such ~~LIBOR~~TS Loan (or the last date upon which any other Loan was converted to, or continued as, such ~~LIBOR~~TS Loan) and ending on the numerically corresponding day in the calendar month that is one, three, or six months thereafter, in each case as the Borrower may elect and subject to the availability thereof, provided that, (~~a~~i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, ~~and~~ (~~b~~ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Commitment Termination Date, and (iv) no tenor that has been removed from this definition pursuant to Section 3.5(d) shall be available for specification in any Borrowing Request.

“Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Financial Contracts) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Financial Contract, or (c) any other medium for investment.

“Investment Adviser” means, with respect to the Borrower, the investment adviser or investment manager therefor.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Level III Asset” means, at any time, any Investment of the Borrower (a) for which there are no Level 1 Inputs or Level 2 Inputs (in each case within the meaning of Topic ASC 820), or (b) the value of which is determined by reference to Level 3 Inputs (within the meaning of Topic ASC 820).

“LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) 0.0%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” with respect to such LIBOR Loan during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Bank, provided further that in the absence of such availability, the “LIBO Rate” shall be determined by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, provided further that in the event the principal office of the Bank is not making such offers, “LIBO Rate” shall mean such other rate reflecting the Bank’s cost of funds as determined by the Bank using any reasonable or prevailing method.

“LIBOR Loan” means a Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.

“Lien” means, with respect to (a) any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (b) any securities, any purchase option, call or similar right of a third party.

“Limited Nation” means any nation other than an Unlimited Nation.

“Loan” means a loan made pursuant to Section 2.2 ~~or Section 2.3~~.

“Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans.

“Loan Documents” means this Credit Agreement, the Security Documents, the Note, and all other agreements, certificates and other documents executed and delivered pursuant to any of the foregoing evidencing or securing the obligations of the Borrower hereunder or thereunder, together with all amendments, supplements or other modifications thereto.

“Margin Stock” has the meaning assigned to such term in Regulation U. “Material Adverse Effect” means a material adverse effect on (a) the property, assets, income or financial condition of the Borrower, (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Loan Document or (c) the rights of, or benefits available to, the Bank under any Loan Document.

“Material Indebtedness” means Indebtedness of the Borrower (other than Indebtedness under the Loan Documents) in an aggregate principal amount exceeding the Threshold Amount.

~~“Maturity Date” means the earlier to occur of (a) the Commitment Termination Date, and (b) the date on which the outstanding principal balance of the Loans shall become due and payable in accordance herewith.~~

“Maximum Borrowing Value” means, at any time with respect to the Borrower’s assets constituting (a) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time, provided that, with respect to each Non-Margin Asset, until such time, if any, as the Bank shall have notified the Borrower in writing of the Bank’s reasonable determination of the good faith loan value of such Non-Margin Asset, the Borrower may assume that the good faith loan value of such Non-Margin Asset is equal to 85% of the book value thereof.

“Measurement Date” means the date of the most recent audited financial statements of the Borrower which were delivered to the Bank prior to the date of this Credit Agreement.

“Money Market Fund” means, as of any date, any open-end investment company registered under the ICA that meets the requirements of Rule 2a-7 under the ICA.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of such ERISA Group during such five year period.

“Net Asset Value” means, at any time of determination, an amount equal to Adjusted Total Net Assets minus Adjusted Senior Debt.

“Non-Margin Assets” means assets of the Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” within the meaning of Regulation U.

“Non-Recourse Person” has the meaning assigned to such term in Section 1.4.

“Note” means the promissory note, substantially in the form of Exhibit A, payable to the order of the Bank, including all replacements thereof and substitutions therefor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering Document” means the prospectus of the Borrower as amended from time to time through and including the Effective Date.

~~“One-month Eurodollar Rate” means, with respect to any Overnight Loan as of any date, the higher of (a) 0.0%, and (b) the rate of interest per annum that appears on the Reuters LIBOR01 Page as of 11:00 a.m., London time, on such date (or, if such date is not a Business Day, the immediately preceding Business Day) as Interbank Rates (One-month) for Dollars, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One-month Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying one-month interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Bank, provided further that in the absence of such availability, the “One-month Eurodollar Rate” shall be determined by reference to the rate at which one-month Dollar deposits of $1,000,000 in immediately available funds are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, on such date (or, if such date is not a Business Day, the immediately preceding Business Day), provided further that in the event the principal office of the Bank is not making such offers, “One-month Eurodollar Rate” shall mean such other rate reflecting the Bank’s one-month cost of funds as reasonably determined by the Bank using any reasonable or prevailing method.~~

“Ordinary Course Lien” means any Lien referred to in Section 7.2(a), (b), (c), (d) or (e)(i).

“Ordinary Liabilities” means, with respect to the Borrower as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower other than (a) Senior Debt, (b) Financial Contract Liabilities, (c) Secured Liabilities, and (d) Segregated Liabilities.

“Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust, and (e) with respect to any other Person, the counterpart documents thereof.

~~“Overnight Eurodollar Rate” means, with respect to any ABR Loan as of any date, the higher of (a) 0.0%, and (b) the rate of interest per annum that appears on the Reuters LIBOR01 Page as of 11:00 a.m., London time, on such date (or, if such date is not a Business Day, the immediately preceding Business Day) as Interbank Rates (Overnight) for Dollars, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Overnight Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying overnight interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Bank, provided further that in the absence of such availability, the “Overnight Eurodollar Rate” shall be determined by reference to the rate at which overnight Dollar deposits of $1,000,000 in immediately available funds are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, on such date (or, if such date is not a Business Day, the immediately preceding Business Day), provided further that in the event the principal office of the Bank is not making such offers, “Overnight Eurodollar Rate” shall mean such other rate reflecting the Bank’s overnight cost of funds as reasonably determined by the Bank using any reasonable or prevailing method.~~

“Overnight Loan” means a Loan ~~(or any portion thereof)~~ bearing interest ~~based on the One-month Eurodollar Rate~~pursuant to clause (b) of the defined term Term SOFR.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Investments” means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is in conformity with the Offering Document.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of an ERISA Group for employees of any member of an ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of an ERISA Group for employees of any Person which was at such time a member of an ERISA Group.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Bank as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to borrowers.

“Private Label Asset-backed Security” means an Asset-backed Security other than a GSE Asset-backed Security or a U.S. Government Security.

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors or the ~~Federal Reserve Bank of New York~~FRBNY, or a committee officially endorsed or convened by the Board of Governors or the ~~Federal Reserve Bank of New York~~FRBNY, or any successor thereto.

“Restricted Nation” means Greece, Ireland, Italy, Portugal and Spain.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation, defeasance, tender offer or other termination of any such shares, units or other equity interests; provided, however, that any dividend, distribution or other payment payable solely in shares of common stock of the Borrower shall not constitute a “Restricted Payment”.

“Rule 18f-4” means rule 18f-4 under the ICA.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc.

“Sanctioned Jurisdiction” means, at any time, a country, region or territory which is the subject or target of country-based or region-based (not individual- or entity-based) Sanctions.

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanction.

“Sanctions” has the meaning set forth in Section 4.15(a).

“Scheduled Commitment Termination Date” means December ~~28~~27, ~~2022~~2023.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Secured Liability” means each liability of the Borrower secured by a Lien on property (other than Excluded Assets).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” has the meaning set forth in Section 5.1(f).

“Security Documents” means the Security Agreement, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

“Segregated Liability” means each liability or other obligation of the Borrower relating to assets (other than Excluded Assets) that have been segregated or are otherwise subject to margin arrangements (including assets segregated by the Borrower to comply with Section 18 of the ICA with respect to Financial Contracts).

“Senior Debt” means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the ICA.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means (a) for any calculation with respect to an ABR Loan or an Overnight Loan, 0.10%, and (b) for any calculation with respect to a TS Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

“SOFR Administrator” means the FRBNY (or a successor administrator of the secured overnight financing rate).

“SOFR~~” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on~~ Administrator’s Website” means the website of the ~~Federal Reserve Bank of New York~~FRBNY, currently at http://www.newyorkfed.org ~~(~~, or any successor source for the secured overnight financing rate identified as such by the ~~administrator of the secured overnight financing rate~~SOFR Administrator from time to time~~)~~.

“Status” has the meaning set forth in Section 4.16.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Bank is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term SOFR” means,

(a)            for any calculation with respect to a TS Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to an Overnight Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Overnight Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Overnight Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Overnight Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR.

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Threshold Amount” means the lesser of (a) 1.0% of the aggregate Net Asset Value of the Borrower, and (b) $1,000,000.

“Total Net Assets” means, as of any date, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower less (b) the Ordinary Liabilities of the Borrower.

“Transactions” means the (a) execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) borrowing of the Loans and (c) use of the proceeds of the Loans.

“TS Loan” means a Loan bearing interest based on clause (b) of the definition of Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unlimited Nation” means (a) each G-10 country, (b) Australia, and (c) New Zealand.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Government Security” means any debt obligation, other than an Asset-backed Security, the timely repayment of the principal thereof, and interest thereon, is backed by the full faith and credit of the United States of America.

~~“USD LIBOR” means the London interbank offered rate for Dollars.~~

“Value” means, as of any day of determination in respect of any Investment of the Borrower, the value of such Investment computed in the manner such value is required to be computed by the Borrower in accordance with the Borrower’s internal policies, GAAP and applicable law (including the ICA).

~~“Variable Rate Loan” means an ABR Loan, a LIBOR Loan or an Overnight Loan.~~

~~“Written Fixed Borrowing Request” means a request in accordance with Section 2.3 for a Fixed Rate Loan and, if required in writing, in the form of Exhibit C-2.~~

~~“Written Variable Borrowing Request” means a request in accordance with Section 2.2 for a Variable Rate Loan and, if required in writing, in the form of Exhibit C-1.~~

1.2      Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

1.3      Accounting Terms

As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (a) the Borrower notifies the Bank that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (b) the Bank so objects, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Bank, as the case may be, or the Borrower and the Bank otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.

1.4      Non-Recourse Persons

The Bank hereby agrees for the benefit of each and every trustee, director, and officer of, and each record owner of any outstanding shares of, the Borrower (each a “Non-Recourse Person”) that (a) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; and (b) no claim against any Non-Recourse Person or any property thereof may be made for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder.

1.5      Rates; Conforming Changes

(a)            The Bank does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, or Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any alternative, successor or replacement rate therefor (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, or Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Bank and its affiliates or other related entities may engage in transactions that affect the calculation of one or more of the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, or Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Bank may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, or Daily Simple SOFR, or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b)            In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. The Bank will promptly notify the Borrower of the effectiveness of any Conforming Changes.

ARTICLE II
THE CREDITS

2.1       Commitment

Subject to the terms and conditions set forth herein, the Bank agrees to make loans to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Commitment Termination Date, provided that immediately after giving effect thereto, the Loan Balance will not exceed the Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

2.2       ~~Variable Rate~~ Loans

(a)            General Provisions. To request a ~~Variable Rate~~ Loan, the Borrower shall make a telephonic Borrowing Request to the Bank, not later than (i) in the case of a Floating Rate Loan, 1:00 p.m., Eastern time, on the Business Day of the proposed Loan, or (ii) in the case of a ~~LIBOR~~TS Loan, 11:00 a.m., Eastern time, three (3) Business Days before the date of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Bank of a duly executed ~~Written Variable~~written Borrowing Request duly signed by or on behalf of the Borrower. Each such telephonic and ~~Written Variable~~written Borrowing Request shall specify: (A) the requested date for such ~~Variable Rate~~ Loan (which shall be a Business Day), (B) whether such ~~Variable Rate~~ Loan is to be an ABR Loan, a ~~LIBOR~~TS Loan, or an Overnight Loan, (C) the amount of such ~~Variable Rate~~ Loan, which shall be an Approved Amount, and (D) with respect to each ~~LIBOR~~TS Loan, the Interest Period therefor, provided that, if either (x) the Borrower shall fail to specify whether such requested ~~Variable Rate~~ Loan is to be an ABR Loan, a ~~LIBOR~~TS Loan, or an Overnight Loan or (y) immediately after giving effect to the making of such requested ~~Variable Rate~~ Loan, there would be ~~LIBOR~~Fixed Rate Loans outstanding with in excess of three (3) different Interest Periods, then such requested ~~Variable Rate~~ Loan shall be made as an ABR Loan.

(b)            Optional Conversion or Continuation of ~~Variable Rate~~ Loans. Subject to Section 2.2(c), prior to the ~~Maturity~~Commitment Termination Date, the Borrower may elect to (i) convert all or any portion of a ~~Variable Rate~~ Loan to a different type of ~~Variable Rate~~ Loan (other than to a LIBOR Loan), or (ii) continue all or any portion of a ~~LIBOR~~TS Loan as a ~~LIBOR~~TS Loan having an additional Interest Period, provided that, in each such case, the principal amount to be converted to or continued shall be in an Approved Amount. Each such election shall be made by the Borrower by a telephonic Borrowing Request to the Bank, shall be irrevocable and shall (A) be made not later than (x) in the case of a conversion of a ~~Variable Rate~~ Loan to, or the continuation of a ~~Variable Rate~~TS Loan as, a ~~LIBOR~~TS Loan, 11:00 a.m., Eastern time, three (3) Business Days before the date of the proposed conversion or continuation, or (y) in all other cases not later than 1:00 p.m., Eastern time, on the Business Day of the proposed conversion or continuation, (B) specify ~~the following information~~ (w) the amount of the ~~Variable Rate~~ Loan requested to be converted or continued, (x) the requested date for such conversion or continuation, which shall be a Business Day, (y) whether such ~~Variable Rate~~ Loan is to be converted into an ABR Loan, Overnight Loan or a ~~LIBOR~~TS Loan, or continued as a ~~LIBOR~~TS Loan, and (z) in the case of a ~~Variable Rate~~ Loan being converted into or continued as a ~~LIBOR~~TS Loan, the Interest Period to be applicable thereto, and (C) be confirmed promptly by hand delivery or facsimile to the Bank of a duly executed ~~Written variable~~written Borrowing Request signed by or on behalf of the Borrower, provided that, if (x) prior to the expiration of the Interest Period applicable to an existing ~~LIBOR~~Fixed Rate Loan, the Borrower shall fail to timely elect to continue or convert such ~~LIBOR~~Fixed Rate Loan in accordance herewith, such ~~LIBOR~~Fixed Rate Loan shall, on the last day of such Interest Period, be automatically converted to an ABR Loan, and (y) if immediately after giving effect to any such requested conversion or continuation of any ~~Variable Rate~~ Loan, there would be ~~Variable~~Fixed Rate Loans outstanding with in excess of three (3) different Interest Periods, then such Loan shall be converted to an ABR Loan.

(c)            Other. Notwithstanding anything to the contrary herein contained, the Borrower’s right to make elections pursuant to Section 2.2(b) shall cease (i) upon notice by the Bank to the Borrower upon the occurrence or during the continuance of an Event of Default (other than an Event of Default under Section 8.1(h) or (i)) that the Borrower’s right to make elections pursuant to Section 2.2(b) has been terminated, and (ii) automatically and without notice upon the occurrence or during the continuance of an Event of Default under Section 8.1(h) or (i).

2.3       ~~Fixed Rate Loans~~[Reserved]

~~(a)             In order to borrow, or convert all or any part of a Variable Rate Loan into, a Fixed Rate Loan, the Borrower shall deliver to the Bank a Written Fixed Borrowing Request, duly signed by or on behalf of the Borrower, no later than 10:00 a.m., Eastern time, two (2) Business Days prior to the date of such requested borrowing or conversion, setting forth (i) the amount of the proposed Fixed Rate Loan, which shall be an Approved Amount, (ii) whether it is a new borrowing or a conversion of all or any part of any outstanding Variable Rate Loans, and (iii) the interest period to be used by the Bank to determine the applicable Fixed Rate, which may be between 1 year and 10 years (in increments of 1 year) or such other period mutually agreed to by the Bank and the Borrower (with respect to such Fixed Rate Loan, the “Fixed Period”). Immediately after the Borrower has delivered the Written Fixed Borrowing Request, the Borrower shall notify and confirm with the Bank by telephone the Bank’s receipt of the Written Fixed Borrowing Request. Promptly after receipt of such Written Fixed Borrowing Request and telephonic confirmation, the Bank shall endeavor to telephonically advise the Borrower by 3:30 p.m., Eastern time, on such date as to the actual Fixed Rate being offered at that moment as the Fixed Rate that would be applicable to such Fixed Rate Loan, and the Borrower shall, upon being so advised of such offer of such Fixed Rate, either confirm its acceptance or rejection of such Fixed Rate. Notwithstanding anything to the contrary contained herein, in the event the Borrower shall fail to either accept or reject such offer, such offer shall be conclusively be deemed to have been rejected.~~

~~(b)             Following acceptance of the proposed Fixed Rate by the Borrower in accordance with Section 2.3(a), the Bank shall send a written confirmation thereof to the Borrower (provided that the Bank’s failure so to do shall not affect the obligations of the Borrower hereunder).~~

~~(c)             To the extent the Borrower has not repaid a Fixed Rate Loan as of the earlier of (i) the last day of the Fixed Period therefor, or (ii) the date it has become due and payable, whether due to maturity, acceleration or otherwise, it shall be automatically converted to an ABR Loan on such date. Notwithstanding anything to the contrary herein contained, each Fixed Rate Loan shall be converted to an ABR Loan (i) upon notice by the Bank to the Borrower upon the occurrence or during the continuance of an Event of Default (other than an Event of Default under Section 8.1(h) or (i)), and (ii) automatically and without notice upon the occurrence or during the continuance of an Event of Default under Section 8.1(h) or (i).~~

~~(d)             Notwithstanding anything to the contrary herein contained, the Borrower’s right to make borrowings and/or conversions pursuant to this Section 2.3 shall cease (i) upon notice by the Bank to the Borrower upon the occurrence or during the continuance of an Event of Default (other than an Event of Default under Section 8.1(h) or (i)) that the Borrower’s right to make elections pursuant to Section 2.3 has been terminated, and (ii) automatically and without notice upon the occurrence or during the continuance of an Event of Default under Section 8.1(h) or (i).~~

2.4       Termination and Reduction of Commitment

(a)            Unless previously terminated, the Commitment shall terminate on the Commitment Termination Date.

(b)            The Borrower may at any time terminate, or from time to time reduce, without premium or penalty, the Commitment, provided that (i) the Borrower may not terminate or reduce the Commitment if, immediately after giving effect thereto and to any concurrent repayment of the Loans in accordance with Section 2.5 or 2.6, the outstanding principal balance of the Loans would exceed the Commitment, and (ii) each such reduction shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

(c)            The Borrower shall notify the Bank of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and any termination or reduction of the Commitment hereunder shall be permanent. Each termination or reduction of the Commitment shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.

2.5       Repayment of Loans

(a)            The Borrower hereby unconditionally promises to pay to the Bank the then unpaid principal amount of each Loan on the ~~Maturity~~Commitment Termination Date.

(b)            In the event that on any date, the Borrower shall fail to be in compliance with Section 7.7(a) for twenty (20) consecutive days, the Borrower shall immediately repay the Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Borrower is in compliance with Section 7.7(a).

(c)            In the event that on any date, the Borrower shall fail to be in compliance with Section 7.7(b), the Borrower shall immediately repay the Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Borrower is in compliance with Section 7.7(b).

2.6       Voluntary Prepayments

The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 3.7), to prepay any Loan in whole or in part. The Borrower shall notify the Bank by telephone (confirmed by facsimile) of any prepayment hereunder not later than 2:00 p.m., Eastern time, (i) three Business Days prior to date of prepayment in the case of a ~~LIBOR~~Fixed Rate Loan, or (ii) one Business Day (or such shorter period as the Bank may agree) prior to the date of prepayment in all other cases. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of the Loans pursuant to this Section 2.6 shall be in an Approved Amount. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

2.7       Payments Generally

The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 2:00 p.m., Eastern time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its office at 40 King Street West, Toronto, Ontario, Canada M5H 1H1, or such other office as to which the Bank may notify the Borrower. Except as may be otherwise provided in the defined term “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Bank from the Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents, such funds shall be applied to the obligations owing to the Bank: (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Bank may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances.

2.8       Evidence of Debt

The Loans made by the Bank shall be evidenced by one or more accounts or records maintained by the Bank in the ordinary course of business. The accounts or records maintained by the Bank shall be conclusive absent manifest error of the amount of the Loans made by the Bank to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing under the Loan Documents. Upon the request of the Bank, the Borrower shall execute and deliver to the Bank a Note, which shall evidence the Loans in addition to such accounts or records.

~~2.9      [Reserved.]~~

ARTICLE III
INTEREST, FEES, YIELD PROTECTION, ETC.

3.1      Interest

(a)            Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing under the Loan Documents that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.

(b)            Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days (provided that interest computed by reference to the Prime Rate shall be on the basis of a year of 365 or 366 days, as applicable) for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment). The Alternate Base Rate, the Federal Funds Effective Rate, the LIBO Rate, ~~the One-month Eurodollar Rate, the Overnight Eurodollar Rate~~Adjusted Daily Simple SOFR, Adjusted Term SOFR and the Prime Rate shall each be determined by the Bank in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

3.2      Fees

The Borrower shall pay to the Bank a commitment fee, at a rate per annum equal to the Commitment Fee Rate during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 9.6 to but excluding the Commitment Termination Date, on the daily amount of the excess of the Commitment over the Loan Balance. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitment is reduced and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

3.3      Increased Costs

(a)            If there shall occur any Change in Circumstance and the result thereof shall be (i) to increase the cost to the Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by the Bank from the Borrower under the Loan Documents (whether of principal, interest or otherwise), then the Borrower will pay to the Bank such amount as will compensate the Bank for such increased costs or reduced amount, or (ii) to increase the cost to the Bank of maintaining the Commitment, then the Borrower will pay to the Bank such amount as will compensate the Bank for such increased costs.

(b)            If the Bank determines in good faith that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, as a consequence of this Credit Agreement or any Loan made by the Bank hereunder to a level below that which the Bank or the Bank’s holding company could have achieved but for such Change in Law (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to liquidity and capital adequacy), then from time to time the Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank’s holding company for (i) any such reduction suffered as a consequence of such Loan, and (ii) any other such reduction.

(c)            A certificate of the Bank setting forth the Bank’s reasonable good faith determination of the additional amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten days after receipt thereof. In determining such additional amounts of compensation, the Bank will act reasonably and in good faith.

(d)            Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that the Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.4      Taxes

(a)            All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars, in each case without setoff or counterclaim and free and clear of and without deduction for any Taxes, unless the Borrower is required by law (as determined in the good faith discretion of the Borrower or its agent) to make such deduction or withholding. Subject to Section 3.4(b), if any Indemnified Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such Indemnified Taxes been required to be withheld. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower reasonably believes that such Indemnified Taxes were not correctly or reasonably asserted, the Bank will use reasonable efforts to cooperate (at the sole cost and expense of the Borrower) with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of the Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). The Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by the Borrower that may thereafter accrue and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to the Bank.

(b)            Notwithstanding anything to the contrary contained in Section 3.4(a), the Borrower will not be required to make any additional payment to or for the account of the Bank with respect to any Indemnified Taxes under Section 3.4(a) (i) by reason of a breach by the Bank of any certification or representation set forth in any form furnished to the Borrower under Section 3.4(d), (ii) by reason of the Bank’s failure or inability to furnish under Section 3.4(d) an original or an extension or renewal of any form required under Section 3.4(d), or (iii) if such Indemnified Taxes are withholding taxes imposed on amounts payable to the Bank at the time the Bank became a party to this Credit Agreement (or designates a new lending office or changes its place of organization or principal office), except to the extent that the Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts, from the Borrower with respect to such Indemnified Taxes pursuant to Section 3.4(a).

(c)            If the Bank determines, in its reasonable discretion, that it has received a refund of any taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.4(a), it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under Section 3.4(a)), net of all out-of-pocket expenses of the Bank and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that the Borrower, upon the request of the Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Bank in the event the Bank is required to repay such refund to such governmental authority. The Bank agrees, that upon the occurrence of any event giving rise to a tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.4(a), it will use reasonable efforts to mitigate the effect of any such event, including by designating another lending office for any Loan affected by such event and by completing and delivering or filing any tax-related forms which would reduce or eliminate such tax or additional amounts.

(d)            (i)        If the Bank is not a Foreign Lender it shall deliver to the Borrower an original signed, properly completed IRS Form W-9 (or any successor form) certifying that the Bank is not subject to U.S. backup withholding tax, on or prior to the date on which the Bank becomes a party to this Credit Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by the Bank, and from time to time thereafter upon the request of the Borrower.

(ii)         If the Bank is a Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document, the Bank (x) shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by such applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding, and (y) if requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, including without limitation, as will enable the Borrower to determine whether or not the Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that (A) the Borrower is resident for tax purposes in the United States, and (B) the Bank is a Foreign Lender, the Bank shall deliver to the Borrower on or prior to the date on which the Bank becomes a party to this Credit Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by the Bank or from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)            original signed and duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding tax;

(2)            original signed and duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(3)            in the case in which the Bank is claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a written certificate that the Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code and (y) original signed and duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form); or

(4)            any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(iii)        If a payment made to the Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Bank shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine the Bank has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.4(d)(iii), “FATCA” shall include any amendments made to FATCA after the Effective Date.

3.5      Alternate Rate of Interest

~~Notwithstanding anything to the contrary herein or in any other Loan Document:~~

~~If (i) neither a Benchmark Transition Event nor an Early Opt-in Election has occurred and (ii) the Bank determines (which determination shall be conclusive absent manifest error) that, with respect to any existing or requested Fixed Rate Loan, LIBOR Loan or Overnight Loan (each an “Affected Loan”), by reason of one or more circumstances arising after the date hereof affecting such Applicable Money Market, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected Loan, or that such rate of interest will not adequately and fairly reflect the cost to the Bank of making, maintaining, converting or continuing such Affected Loan because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (y) other circumstances arising after the date hereof affecting the Bank or such Applicable Money Market, then the Bank may give notice thereof to the Borrower by telephone or facsimile and (A) upon the giving of such notice, each existing Affected Loan shall automatically be deemed converted into and redenominated as an ABR Loan and shall thereafter bear interest at a rate per annum equal to the Applicable Rate therefor, and (B) until such notice is rescinded by the Bank, the Bank shall have no obligation to make any new Loan that would be an Affected Loan. The Bank agrees that promptly after it shall have determined, with respect to any notice given by it under this Section, that the circumstance or circumstances that gave rise to such notice with respect to an Affected Loan no longer exist, the Bank shall by notice to the Borrower rescind such notice with respect to such Affected Loan.~~

(a)            ~~(b) (i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (x) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (y) the Early Opt-in Effective Date, if~~ Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark ~~is USD LIBOR, the~~, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of ~~any setting of~~ such Benchmark ~~on such day and all~~setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at such date and time as shall have been selected by the Bank and the Borrower. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

~~(ii) Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to this Credit Agreement or any other Loan Document, or further action or consent of the Borrower. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor~~

~~for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.~~

(b)            ~~(iii)~~ Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(c)            ~~(iv)~~Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Bank will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.5(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section 3.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section~~. The Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to USD LIBOR or any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to this Section, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.~~ 3.5.

(d)            ~~(v) At~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR)~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Bank may ~~remove any tenor of such Benchmark that is~~modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative ~~for Benchmark (including Benchmark Replacement) settings and (ii) the Bank may~~ tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, or the Benchmark Replacement for any of them, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans of the affected type to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (y) any outstanding Term SOFR Loans of the affected type will be deemed to have been converted to ABR Loans (1) at the end of the applicable Interest Period, in the case of TS Loans, or (2) immediately, in the case of Overnight Loans.

3.6      ~~Other LIBOR Provisions~~Illegality

If the Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by the Bank to the Borrower (an “Illegality Notice”), (a) any obligation of the Bank to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Bank without reference to clause (c) of the definition of “ABR”, in each case until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from the Bank, prepay or, if applicable, convert all Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”), (i) in the case of TS Loans, on the last day of the Interest Period therefor, if the Bank may lawfully continue to maintain such TS Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such TS Loans to such day, or (ii) in the case of Overnight Loans, immediately, in each case until the Bank determines it is no longer illegal for the Bank to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.7.

~~Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for the Bank to make, continue or maintain any LIBOR Loan, to convert any other Loan to a LIBOR Loan, or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower:~~

~~(a)    the Bank may, if such Change in Law makes it unlawful to make, continue or maintain, or convert any Loan to, a LIBOR Loan, declare that thereafter (for the duration of such unlawfulness) LIBOR Loans will not be made or continued, and Loans will not be converted into LIBOR Loans; and~~

~~(b)    the Bank may, if such Change in Law makes it unlawful to maintain LIBOR Loans, require that all outstanding LIBOR Loans be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans on the last day of the Interest Period applicable thereto or such earlier date if required by any Change in Law.~~

3.7      Break Funding Payments

~~(a)    LIBOR Loans.~~            In the event of (i) the payment or prepayment (voluntary or otherwise) of any principal of any ~~LIBOR~~Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow or continue any ~~LIBOR~~TS Loan, or convert any ~~Variable Rate~~ Loan to a ~~LIBOR~~TS Loan, on the date specified in any notice delivered pursuant hereto, or (iii) the conversion of any ~~LIBOR~~Fixed Rate Loan to an ABR Loan pursuant to Section 3.6(b), then, in any such event, the Borrower shall compensate the Bank for the loss, cost and expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by the Bank to be the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such ~~LIBOR~~Fixed Rate Loan had such event not occurred, at the ~~Adjusted LIBO Rate~~rate that would have been applicable to such ~~LIBOR~~Fixed Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such ~~LIBOR~~Fixed Rate Loan), over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate that the Bank would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the ~~London interbank market~~money markets. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section 3.7~~(b)~~ and the calculation thereof in reasonable detail shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

~~(b)   Fixed Rate Loans. In the event that (i) the Borrower shall have accepted the Bank’s offer of a Fixed Rate with respect to a particular proposed Fixed Rate Loan, and such Fixed Rate Loan was not made because either (x) the Borrower rejected such Fixed Rate Loan or the proceeds thereof, or (y) such Fixed Rate Loan was not advanced by the Bank because any condition precedent therefor set forth in Article V was not satisfied, or (b) for any reason any Fixed Rate Loan shall have been, prior to the end of the Fixed Period therefor, either repaid, prepaid or converted to a Variable Rate Loan (including, without limitation, as a result of the acceleration thereof in accordance with Section 8.2), then in any such case referred to in clause (i) or clause (ii) above (each a “Breakage Event”), the Bank shall promptly (and in any event within ten (10) Business Days thereafter) (A) determine the Fixed Rate Breakage Amount arising out of such Breakage Event, and (B) deliver a certificate thereof to the Borrower stating such Fixed Breakage Amount. In the event such Fixed Rate Breakage Amount is a positive number, such Fixed Rate Breakage Amount shall be paid to the Borrower by the Bank within two (2) Business Days after the delivery of such certificate to the Borrower. In the event such Fixed Rate Breakage Amount is a negative number, such Fixed Rate Breakage Amount shall be paid to the Bank by the Borrower within two (2) Business Days after the delivery of such certificate to the Borrower.~~

3.8      Inability to Determine Rates

(a)            Subject to Section 3.5, if, on or prior to the making of any Term SOFR Loan:

(i)             the Bank determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for determining “Adjusted Term SOFR” pursuant to the definition thereof, or

(ii)            the Bank determines that for any reason in connection with any request for such Term SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to the Bank of making and maintaining such Term SOFR Loan, the Bank will promptly so notify the Borrower and, upon notice thereof by the Bank to the Borrower, any obligation of the Bank to make such Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans) until the Bank revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to an ABR Loan in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period, in the case of TS Loans, or immediately, in the case of Overnight Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.7.

(b)            If the Bank determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” or “Adjusted Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Bank without reference to clause (c) of the definition of “Alternate Base Rate” until the Bank revokes such determination.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Credit Agreement and make the Loans, the Borrower makes the following representations and warranties to the Bank:

4.1      Organization and Power

The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

4.2      Authority and Execution

The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary action, and the Borrower is in full compliance with its Organization Documents. The Borrower has duly executed and delivered the Loan Documents to which it is a party.

4.3      Binding Agreement

The Loan Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

4.4      Litigation

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it or maintained by it that may affect the property or rights of the Borrower, which (a) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (b) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5      Approvals and Consents

No consent, authorization or approval of, filing (other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party or is required as a condition to the validity or enforceability of the Loan Documents to which it is a party with respect to or against the Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of, the Loan Documents to which it is a party.

4.6      No Conflict

The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out by the Borrower of the terms of the Loan Documents to which it is a party, the Loans hereunder and the use by the Borrower of the proceeds thereof (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Loan Documents) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Fundamental Policies.

4.7      Taxes

The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens have been filed against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

4.8      Compliance

The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying in all respects with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

4.9      Property

The Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

4.10    Federal Reserve Regulations; Use of Loan Proceeds

Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

4.11    No Material Adverse Effect

Since the Measurement Date, the Borrower has conducted its businesses only in the ordinary course and there has been no event or occurrence that has resulted in a Material Adverse Effect.

4.12    Material Agreements

Each of the following is in full force and effect: (a) the investment advisory agreement between the Borrower and its Investment Adviser, (b) the Custody Agreement, and (c) the administration agreement between the Borrower and the administrator therefor.

4.13    Financial Condition

The statement of assets and liabilities of the Borrower as of the Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to the Bank, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

4.14    No Misrepresentation

No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower to the Bank in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

4.15    Sanctions, Etc.

(a)            None of the Borrower, any of its subsidiaries or any director, officer, or, to Borrower’s knowledge, employee, agent, or affiliate of the Borrower (other than another portfolio company of the Investment Adviser) or any of its subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea and Syria.

(b)            No Affected Person or any Person that controls (directly or indirectly) the Borrower, or any Person that receives (directly or indirectly) any proceeds of any Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iv) has violated any Anti-Terrorism Law.

(c)            No Affected Person or any Person that controls (directly or indirectly) the Borrower, or any Person that receives (directly or indirectly) any proceeds of any Loan (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering in any material respect.

(d)            The Borrower and each subsidiary thereof is in material compliance with the FCPA, and each foreign counterpart thereof. Neither the Borrower nor any subsidiary thereof has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any other Person in violation of the FCPA.

(e)            The Borrower and each Subsidiary thereof has implemented and maintains, and is in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with all applicable laws regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

4.16    Investment Company Status

(a)            The Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is a “closed-end company” and a “non-diversified company” in each case within the meaning of Section 5 of the ICA, (iv) it is not a “business development company” within the meaning of Section 2(a)(48) of the ICA, (v) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, the Bank, (vi) it is not an Indirect Fund, (vii) it has only one series of capital stock, (viii) it is in compliance with the Fundamental Policies, (ix) it is not in violation of Rule 18f-4, and (x) it is not a party to any inter-fund lending arrangement.

(b)            The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and the Fundamental Policies.

(c)            The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

4.17    ERISA

The Borrower (a) is not, and has not been in the last five (5) years, a member of an ERISA Group, and (b) has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available: (i) the execution and delivery of the Loan Documents, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents.

ARTICLE V
CONDITIONS

5.1      Effective Date

The obligation of the Bank to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 9.2 (and the Bank shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding):

(a)            The Bank shall have received either (i) a counterpart of this Credit Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include facsimile transmission of a signed signature page of this Credit Agreement) that the Borrower has signed a counterpart of this Credit Agreement.

(b)            If the Bank shall have requested one, the Bank shall have received a Note, dated the Effective Date, executed on behalf of the Borrower.

(c)            The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Effective Date) from external legal counsel to the Borrower acceptable to the Bank, the substance of which is set forth in Exhibit B. The Borrower hereby requests such counsel to deliver such opinion.

(d)            The Bank shall have received a certificate, dated the Effective Date and signed by authorized representatives of the Borrower, substantially in the form of Exhibit D hereto, and in all other respects satisfactory to the Bank.

(e)            The Bank shall have received a copy of an initial Federal Reserve Form, substantially in the form of Exhibit E hereto, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Bank.

(f)            The Bank shall have received a security agreement, dated the Effective Date and signed by an authorized representative on behalf of the Borrower, substantially in the form of Exhibit G hereto (the “Security Agreement”).

(g)            The Bank shall have received a control agreement, dated the Effective Date and signed by the Custodian and an authorized representative on behalf of the Borrower, substantially in the form of Exhibit H hereto (the “Control Agreement”).

(h)            The Bank shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against the Borrower disclosing that there are no Liens of record in such official’s office covering the Borrower or any asset or property thereof.

(i)            Prior to or simultaneously with the Effective Date, (i) the Borrower shall have paid all principal, interest and other sums owing (whether or not then due) by the Borrower under the U.S. PB Agreement, dated September 25, 2014, between the Borrower and BNP Paribas Prime Brokerage, Inc. (the “Existing Lender”) and all other term annexes, agreements, instruments and other documents executed or delivered in connection therewith (collectively, the “Existing Credit Documents”), (ii) the Existing Credit Documents shall have been terminated (other than provisions thereof which, by their terms, provide that they survive any such termination), and all commitments under the Existing Credit Documents to make loans or otherwise extend credit to or for the account of the Borrower shall have been cancelled or terminated, (iii) all Liens on the property of the Borrower securing the obligations under the Existing Credit Documents shall have been released or otherwise terminated, and (iv) the Bank shall have received satisfactory evidence of all of the foregoing.

(j)            The Bank shall have received all fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder.

5.2      Each Credit Event

The obligation of the Bank to make any Loan is subject to the satisfaction of the following conditions:

(a)            The representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date), and immediately before and after giving effect to such Loan and the use of the proceeds thereof no Default shall have occurred and be continuing.

(b)            The Bank shall have received ~~(i)~~ in connection with a ~~Variable Rate~~ Loan, a ~~Written Variable~~written Borrowing Request signed by the Borrower setting forth the information required by Section 2.2(a)~~, or (ii) in connection with a Fixed Rate Loan, a Written Fixed Borrowing Request signed by the Borrower setting forth the information required by Section 2.3(a), and the Borrower’s acceptance of the Fixed Rate for such Fixed Rate Loan in accordance with Section 2.3(a).~~.

(c)            To the extent required by Regulation U, the Bank shall have received (i) a copy of a Federal Reserve Form, duly executed and delivered by the Borrower and completed for delivery to the Bank, in form acceptable to the Bank, or (ii) a current list of Margin Stock and Non-Margin Assets of the Borrower, in a form acceptable to the Bank and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

Each request for a Loan by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE VI
AFFIRMATIVE COVENANTS

Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Bank that:

6.1      Financial Statements and Other Information

The Borrower shall, subject to the last paragraph of this Section, furnish or cause to be furnished to the Bank:

(a)            as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of its statement of assets and liabilities as at the end of such fiscal year, together with the related schedule of investments and statements of operations and changes in net assets as of and through the end of such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

(b)            as soon as available, but in any event within 90 days after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period;

(c)            [Reserved;]

(d)            as soon as available, but in any event not later than three (3) Business Days after the end of each calendar month, a duly completed certificate of a duly authorized representative of the Borrower, substantially in the form of Exhibit F hereto;

(e)            prompt written notice of any contest referred to in Sections 6.5 or 6.6;

(f)             promptly after the execution thereof, copies of all material amendments or other material changes to the Fundamental Policies, all investment advisory contracts, and any new investment advisory contracts entered into after the Effective Date;

(g)            prompt written notice in the event that the Board decides to seek the approval of Borrower’s shareholders to effect a change in any of Borrower’s Fundamental Policies; and

(h)            promptly after request therefor, such other information as the Bank may reasonably request from time to time (including, without limitation, in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies).

Borrower shall not be required pursuant to Sections 6.1(a), (b) or (c) to deliver or otherwise provide any information to the Bank to the extent such information is readily available through the U.S. Securities and Exchange Commission’s EDGAR system or on the www.tortoiseadvisors.com website within the time period provided in such Section. Borrower shall not be required pursuant to Section 6.1(e), (f), or (g) to deliver or otherwise provide any information to the Bank to the extent such information is (i) readily available through the U.S. Securities and Exchange Commission’s EDGAR system or on the www.tortoiseadvisors.com website, and (ii) Borrower has notified the Bank that such information is available and where such information may be found.

6.2      Notice of Material Events

The Borrower shall furnish or cause to be furnished to the Bank prompt written notice of the following, together with a statement of a duly authorized representative (who shall be acceptable to the Bank) of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a)            the occurrence of any Default;

(b)            the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

(c)            the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

6.3      Legal Existence

The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

6.4      Insurance

The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are customarily insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Bank, upon written request, full information as to the insurance carried.

6.5      Payment of Indebtedness and Performance of Obligations

The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect on the Borrower or (b) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of the Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

6.6      Observance of Legal Requirements

The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to the Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

6.7      Books and Records; Visitation

The Borrower shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior notice (which shall in no event be required to be more than (i) one Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five Business Days prior, at all other times) permit representatives of the Bank to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and to inspect the books, property and records of the Borrower, and (c) upon the reasonable request of the Bank, deliver to the Bank a detailed list of assets of the Borrower.

6.8      Purpose of Loans

The Borrower shall use the proceeds of each Loan for its general business purposes, including the purchase of investment securities, provided that in no event shall (a) the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U or (b) the Borrower use the proceeds of any Loan for anything other than its general corporate or working capital purposes.

6.9      Maintenance of Status

The Borrower will maintain at all times its Status.

ARTICLE VII
NEGATIVE COVENANTS

Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Bank that:

7.1      Indebtedness; Senior Securities

(a)            The Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except:

(i)          Indebtedness under the Loan Documents,

(ii)         Indebtedness (other than Indebtedness for borrowed money) constituting Financial Contract Liabilities (1) incurred in the ordinary course of business, (2) permitted to be incurred in accordance with the Fundamental Policies, and (3) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to be in Default under Section 7.7, and

(iii)        Indebtedness to the Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities, or (2) up to an aggregate amount not to exceed the lesser of (x) 1.0% of the aggregate Net Asset Value of the Borrower and (y) $3,000,000 at any one time outstanding under this clause (2), for temporary or emergency purposes.

(b)            The Borrower will not issue, sell, create, incur, assume or suffer to exist any Senior Security, except Senior Securities Representing Indebtedness permitted by Section 7.1(a).

7.2      Liens

The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a)            Liens for Taxes, assessments or similar charges incurred in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which (i) are not delinquent, or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(b)            Liens imposed by law created in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles (i) securing amounts not yet due, or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(c)            Liens arising out of judgments or decrees affecting the property attributable to the Borrower for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement thereof is stayed pending such contest;

(d)            Liens created or arising under the Loan Documents;

(e)            (i) Liens arising under the Custody Agreement and securing obligations (other than Indebtedness) of the Borrower thereunder, to the extent such obligations arose in the ordinary course of business and are permitted by the Control Agreement, and (ii) Liens arising under the Custody Agreement and securing Indebtedness of the Borrower thereunder to the extent such Indebtedness is permitted by Section 7.1 and by the Control Agreement; and

(f)            Liens in respect of obligations arising from any Financial Contract, provided that each such obligation is incurred in the ordinary course of business and in accordance with the Fundamental Policies.

7.3      Fundamental Changes

The Borrower will not (a) divide or consolidate or merge into or with any Person, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

7.4      Restricted Payments

The Borrower will not declare, make or otherwise pay, or allow to be declared, made or otherwise paid, any Restricted Payment if (i) an Event of Default then exists or would result therefrom, and (ii) any Loan is then outstanding.

7.5      Fundamental Policies; Valuation

The Borrower will not (a) make or maintain any Investment other than as permitted by the ICA and the Fundamental Policies, (b) amend or otherwise modify the Fundamental Policies, or (c) for purposes of the Loan Documents or financial reporting, value any Investment or other property thereof other than in accordance with applicable law (including the ICA) and the Offering Document.

7.6      Amendments and Changes

(a)            The Borrower will not amend or otherwise modify its Organization Documents or the Custody Agreement, in each case in any way which would adversely affect the rights or remedies of the Bank under the Loan Documents.

(b)            The Borrower will not change its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

7.7      Financial Covenants

(a)            The Borrower will not permit the Adjusted Asset Coverage to be less than 3.00:1.00 at any time that one or more Loans or any principal thereof is outstanding.

(b)            The Borrower shall not at any time permit (i) Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of the Borrower under its Fundamental Policies, (ii) Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of the Borrower on such date under the ICA or other applicable law, or (iii) its Indebtedness to exceed the sum of (A) 50% of (x) the Maximum Borrowing Value of the Borrower’s Margin Stock minus (y) all Ordinary Liabilities to the extent not in excess of the amount determined under clause (x) immediately above, plus (B) the excess, if any, of (x) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets over (y) all Ordinary Liabilities to the extent in excess of the amount determined under clause (A)(x) immediately above.

7.8      Investment

(a)            The Borrower will not purchase, acquire, or otherwise have exposure to, any Investment, other than Permitted Investments.

(b)            The Borrower will not enter into or otherwise acquire or hold any Financial Contract (i) unless (1) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (2) each counterparty thereto or issuer thereof has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), or (ii) in any case for the purpose of creating or continuing leverage.

7.9      Sanctions, Etc.

(a)            The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund, finance or facilitate any activities or business of or with any Person, or in any country, region or territory, that, at the time, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).

(b)            The Borrower will not, and will not cause or permit any subsidiary thereof to, violate any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti-Terrorism Law or Anti-Corruption Law.

(c)            The Borrower and each subsidiary thereof shall at all times maintain, and be in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

ARTICLE VIII
EVENTS OF DEFAULT

8.1      Events of Default

Each of the following shall constitute an “Event of Default”:

(a)            any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)            any representation, warranty or certification made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)            (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.7(a) and such failure shall continue unremedied for a period of twenty consecutive days, (ii) the Adjusted Asset Coverage shall be less than 2.50:1.00 at any time, or (iii) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.1 (a), (b), (c), or (d) or 6.3, 6.8 or 6.9 or in Article 7 (other than Section 7.7(a));

(e)            the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after the Borrower shall, or reasonably should, have obtained knowledge thereof;

(f)            the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period or notice requirement);

(g)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, or the debts of the Borrower, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            (i) the Investment Adviser shall fail to be an Affiliate of ~~Mariner Holdings, LLC, or~~ Lovell Minnick Partners LLC, a Delaware limited liability company~~,~~, (ii) the custodian for all of the assets of the Borrower shall fail to be U.S. Bank National Association, or an Affiliate thereof, (iii) the sole administrator for the Borrower shall fail to be U.S. Bancorp Fund Services, LLC, or an Affiliate thereof, or (iv) the independent auditors for the Borrower shall fail to be Ernst & Young LLP;

(l)            a Change of Control shall occur on any date that the Investment Adviser shall fail to be an Affiliate of ~~Mariner Holdings,~~Lovell Minnick Partners LLC;

(m)          one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(n)            any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to the Borrower, the Borrower shall so assert in writing or shall disavow any of its obligations thereunder;

(o)            the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose;

(p)            the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Security Document;

(q)            except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement), with the priority required by the applicable Security Document; or

(r)            the Borrower’s shares shall be suspended from trading on The New York Stock Exchange for more than two consecutive days upon which trading in shares generally occurs on such exchange, or shall be delisted.

8.2      Remedies

If any Event of Default shall occur and be continuing then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Bank may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (a) declare the Commitment terminated, and thereupon the Commitment shall terminate immediately and/or (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in paragraph (h) or (i) of Section 8.1, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE IX
MISCELLANEOUS

9.1      Notices

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, or sent by electronic transmission in “portable document format”, as follows:

(a)            if to the Borrower, to it at ~~11550 Ash Street, Suite 300 Leawood~~6363 College Boulevard Overland Park, KS 66211, Attention: Brad Adams, (Telephone: (913) ~~981-1020~~890-2177; Facsimile: (913) 981-1021; or

(b)            if to the Bank, to it at, (i) in all cases, 250 Vesey Street, 23rd Floor, New York, NY, 10281, Attention: Aron Lau (Telephone: (212) 225-5952), and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street West, 4th Floor, Toronto, ON Canada M5V 2T3, Attention: Corporate Loan Team (Telephone: (212) 225-5705; Facsimile: (212) 225-5709; e-mail address: CorporateLending.LoanOps@scotiabank.com).

Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

9.2      Waivers; Amendments

(a)            No failure or delay by the Bank in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Bank would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the Bank shall have consented thereto in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

(b)            ~~Neither~~Except as otherwise expressly provided herein, neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Bank.

9.3      Expenses; Indemnity; Damage Waiver

(a)            The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Bank and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Bank, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable out-of-pocket costs and expenses incurred by the Bank, including the reasonable fees and disbursements of counsel for the Bank, in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section, or in connection with the Loans, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations.

(b)            The Borrower shall indemnify the Bank and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related costs and expenses (collectively, “Losses”), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by the Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by the Borrower of its obligations under the Loan Documents or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. Subject to Section 9.3(c), nothing herein contained shall prevent or prohibit the Borrower from bringing any action against the Bank to recover any Losses suffered by the Borrower to the extent caused by the Bank’s failure to exercise due care in the performance of its obligations under the Loan Documents. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Bank (as found by a final and nonappealable decision of a court of competent jurisdiction), the Bank shall be deemed to have exercised due care.

(c)            To the extent permitted by applicable law, the Borrower agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(d)            All amounts due under this Section shall be payable promptly but in no event later than 10 days after written demand therefor.

9.4      Successors and Assigns

The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (b) the Bank shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower, such consent not to be (i) required during the continuance of any Event of Default, or (ii) unreasonably withheld, conditioned or delayed. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of any Loan Document. Notwithstanding anything to the contrary herein contained, the Bank may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

9.5      Survival

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 3.3, 3.7 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitment or the termination of this Credit Agreement or any provision hereof.

9.6      Counterparts; Integration; Effectiveness

This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of any Loan Document, or any amendment, supplement or other modification thereto, by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart thereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with the Loan Documents and the transactions contemplated thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrower, electronic images of each Loan Document (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies thereof, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

9.7      Severability

In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.8      Right of Setoff

If an Event of Default shall have occurred and be continuing, the Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter owing under the Loan Documents, irrespective of whether or not it shall have made any demand under any Loan Document and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of set-off) that it may have.

9.9      Governing Law; Jurisdiction; Consent to Service of Process

(a)            THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)            The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

(c)            The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

9.10    WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11    Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

9.12    Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to the Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by the Bank.

9.13    Treatment of Certain Information

The Bank agrees to use reasonable precautions to keep confidential, in accordance with the Bank’s customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Credit Agreement which (a)(i) is clearly identified by such Person as being confidential at the time the same is delivered to the Bank, or (ii) constitutes any financial statement, list of investments or other assets, financial projections or forecasts, budget, compliance certificate, audit report, draft press release, management letter or accountants’ certification delivered hereunder, and (b) as of any date of determination, was received by the Bank within the immediately preceding three year period (“Information”), provided, however, that nothing herein shall limit the disclosure of any such Information (i) to its respective Related Parties, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to other parties to the Loan Documents or to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which the Bank is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to the Bank on a non-confidential basis from a source other than the Borrower, or (C) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by the Borrower~~;~~, (~~vii~~vi) on a confidential basis, to service providers for the Bank and its Affiliates, and (~~viii~~vii) to the extent the Borrower shall have consented to such disclosure in writing. The Bank acknowledges that Information furnished to it pursuant to this Credit Agreement may include material non-public information concerning the Borrower, its Related Parties or the Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict the Bank from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, the Bank to disclose to the Borrower or any affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, the Bank to inform the Borrower or any affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action. Nothing in this Credit Agreement or the Loan Documents shall prevent any of the parties hereto and their respective directors, officers, employees, agents and advisors from disclosing to any and all Persons the Tax treatment and Tax structure of the transactions contemplated by this Credit Agreement.

9.14    USA Patriot Act Notice

The Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act.

9.15    Acknowledgement Regarding any Supported QFCs

To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Financial Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States.

(b)            As used in this Section 9.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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TORTOISE ENERGY INDEPENDENCE FUND, INC.

EXHIBIT C

FORM OF WRITTEN BORROWING REQUEST

[Date]

The Bank of Nova Scotia

250 Vesey Street, 23rd Floor
New York, NY 10281
Attn: Aron Lau

720 King Street West, 4th Floor
Toronto, ON Canada M5V 2T3
Attn: Corporate Loan Team

Gentlemen/Ladies:

Reference is made to the Credit Agreement, dated as of June 2, 2016, between Tortoise Energy Independence Fund, Inc., a Maryland corporation, and The Bank of Nova Scotia (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

[For a Borrowing Request submitted in connection with a borrowing of a Loan under Section 2.2(a)]1

1.    Pursuant to Section 2.2(a) of the Credit Agreement, the undersigned hereby gives notice of its intention to borrow a Loan (the “Proposed Borrowing”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2(a) of the Credit Agreement:

(a)     The aggregate amount of the Proposed Borrowing is $ _________.

(b)     The date (which shall be a Business Day) of such Proposed Borrowing is ___________, 20 _____ (the “Proposed Borrowing Date”).

(c)     The Proposed Borrowing is to be [an Overnight Loan] [an ABR Loan] [a TS Loan having an Interest Period of ____________________].

(d)     Proceeds of the Proposed Borrowing are to be wired or otherwise transferred to: [Specify exact wire or transfer instructions].

2.    The Adjusted Asset Coverage (after giving effect to the Proposed Borrowing) is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Adjusted Asset Coverage

_____:1.00

3.    The Borrower hereby certifies that:

(a)     on and as of the date hereof, no Default has occurred and is continuing, and

(b)     on and as of the Proposed Borrowing Date, (i) no Default shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date).

____________

1        If no new borrowing is requested by the submission of this Borrowing Request, delete the opening paragraph and the numbered paragraphs comprising this section. If a new borrowing is hereby requested, complete as appropriate.

[For a Borrowing Request submitted in connection with a conversion or continuation of a Loan under Section 2.2(b)]2

1.    Pursuant to Section 2.2(b) of the Credit Agreement, the undersigned hereby gives notice of its intention to [convert all or any portion of [an ABR Loan][an Overnight Loan][a TS Loan][an Existing LIBOR Loan] to [a TS Loan] [an ABR Loan][an Overnight Loan]] [continue all or any portion of a TS Loan as a TS Loan having an additional Interest Period] (the “Proposed [Conversion][Continuation]”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2(b) of the Credit Agreement:

(a)     The aggregate amount of the Loan to be [converted][continued] is $ _____. Such Loan is a[n] [ABR Loan][Overnight Loan][Existing LIBOR Loan][TS Loan].

(b)     The date (which shall be a Business Day) of such Proposed [Conversion][Continuation] is _______________, 20 _____.

(c)     The Loan to be [converted][continued] shall be [converted into a [ABR Loan] [Overnight Loan][TS Loan having an Interest Period of _______________]] [continued as a TS Loan having an Interest Period of _______________].

[the remainder of this page has been intentionally left blank]

____________

2      If no conversion or continuation of an existing Loan is requested by the submission of this Borrowing Request, delete the opening paragraph and the numbered paragraphs comprising this section. If a conversion or continuation is hereby requested, complete as appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Written Borrowing Request to be executed by its duly authorized representative as of the date first above written.

Very truly yours,
TORTOISE ENERGY INDEPENDENCE FUND, INC.
By:
Name:
Title:

SCHEDULE A

Detailed Calculations